PRESS RELEASE

deltathree Reports Second Quarter 2009 Financial Results

New York, NY – August 14, 2009 – deltathree, Inc. (OTCBB: DDDC.OB), a well-known provider of Voice over Internet Protocol (VoIP) hosted communications solutions for service providers, resellers and end-users, today announced financial results for the second quarter 2009 ended June 30, 2009.

Mr. Effi Baruch, interim Chief Executive Officer and President, and Senior Vice President of Operations and Technology of deltathree, stated, “Our second quarter 2009 financial results were highlighted by significant quarterly and year-to-date improvements in reducing the company’s GAAP net loss, as well as non-GAAP adjusted EBITDA loss, as compared to the corresponding periods from 2008. Improved bottom line financial performance was driven by the positive impact of our comprehensive cost reduction and operating efficiency initiatives.  The changes resulted in a 50% reduction in year-to-date recurring operating expenses versus the corresponding period last year covering general and administrative, sales and marketing, research and development as well as depreciation and amortization expenses.  These efforts have yielded what we believe is an optimized baseline cost structure. Improved sales within deltathree’s core VoIP reseller services market during the second quarter of 2009 helped mitigate the anticipated expiration of a material agreement with a service provider customer.”

“A key part of our strategy focuses on delivering differentiated and higher value VoIP solutions. In line with this objective, and subsequent to the end of the quarter, we signed an agreement to be the service provider for digital phone and video phone services in Australia for ACN Pacific Pty Ltd, a division of ACN, Inc. This latest service provider agreement win highlights the expansion of deltathree’s suite of advanced IP based communications offerings into the global video phone services market.”

“Just as we see opportunities in the international service provider segment, we are also seeing an extremely competitive reseller market environment that we expect to present some challenging headwinds for our top line.  While we successfully secured a capital infusion earlier this year with a strategic investor, and our cost reduction activities are yielding measurable improvements, we are continuing to draw upon our cash reserves on a monthly basis. In conjunction with the Board of Directors, we are actively reviewing strategic and capital initiatives aimed at strengthening our balance sheet and remedying our negative working capital situation in the near-term,” concluded Mr. Baruch.

For the second quarter of 2009, deltathree reported total revenues of $5.3 million compared to $5.4 million in the second quarter of 2008. The relatively stable year-over-year revenue performance reflects the positive impact of the company’s focus on its core VoIP reseller business as well as its enhanced focus on select international markets within its global platform for delivering VoIP services, mitigating the impact of the expiration during the second quarter of 2009 of an agreement with a material service provider customer.

Second quarter 2009 GAAP net loss totaled $1.3 million, or $(0.02) per basic share. GAAP net loss for the second quarter of 2008 was $3.2 million, or $(0.10) per basic share, including the impact of a $0.6 million reorganization charge, $0.5 million in expense for the write-down of certain intangible assets acquired in the Go2Call transaction, an adjustment of approximately $0.4 million for deferred revenue liability, and certain one-time expenses reflecting a litigation settlement.

Second quarter 2009 non-GAAP adjusted EBITDA (as defined below) loss was $1.0 million, or $(0.01) per basic share, compared to a non-GAAP adjusted EBITDA loss of $1.2 million, or $(0.04) per basic share, for the second quarter 2008.

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write-off of goodwill and non-cash intangible assets, telecom tax adjustment, non-cash stock-based compensation, interest, income taxes, depreciation and amortization. deltathree uses adjusted EBITDA as a measure of the company’s operating trends.  The adjusted EBITDA numbers presented may not be comparable to similarly titled measures reported by other companies. Consistent with Regulation G under the U.S. federal securities laws, the non-GAAP measures in this press release have been reconciled to the nearest GAAP measure, and this reconciliation is located under the heading "Reconciliation of Non-GAAP Financial Information to GAAP" following the Condensed Consolidated Statements of Cash Flows included in this press release.

As of June 30, 2009, deltathree held approximately $2.7 million in cash, cash equivalents, restricted cash and short-term investments, no outstanding debt, negative working capital equal to approximately $863,000 and negative stockholders’ equity equal to approximately $24,000.

Adjusted EBITDA Financial Disclosure

Investors are cautioned that adjusted EBITDA is not a measure of liquidity or financial performance under generally accepted accounting principles (“GAAP”). In addition, it should not be construed as an alternative to any other measures of performance determined in accordance with GAAP, or as an indicator of the company’s operating performance, liquidity or cash flows generated by operating, investing and financing activities, as there may be significant factors or trends that it fails to address. Adjusted EBITDA financial information is presented because deltathree believes that it is helpful to some investors as one measure of the company’s operations. deltathree cautions investors that non-GAAP financial information such as adjusted EBITDA, by its nature, departs from traditional accounting conventions; accordingly, its use can make it difficult to compare deltathree’s results with the results from other reporting periods and with the results of other companies.

About deltathree

Founded in 1996, deltathree, Inc. is a provider of integrated Voice over Internet Protocol (VoIP) telephony services, products, hosted solutions and infrastructure. deltathree offers high quality Internet telephony solutions that are viable and cost-effective alternatives to traditional telephone services. Supporting tens of thousands of active users around the world, deltathree serves customers through its two primary distribution channels: the service provider and reseller channel and the direct-to-consumer channel. deltathree's advanced solutions offer resellers and service providers a full spectrum of private label VoIP products and services, as well as a back-office suite of services. Utilizing advanced Session Initiation Protocol (SIP) technology, deltathree provides all the components to support a complete VoIP service deployment. deltathree's direct-to-consumer channel consists of the iConnectHere direct-to-consumer offering and joip, which powers the VoIP service of Panasonic's Globarange hybrid phone.

For more information about deltathree please visit: www.deltathree.com.

For more information about iConnectHere, please visit our website at www.iconnecthere.com.

For more information about joip, please visit our website at www.joip.com.

Except for historical matters contained herein, the matters discussed in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements reflect numerous assumptions and involve risks and uncertainties that may affect deltathree's business and prospects and cause actual results to differ materially from these forward-looking statements. Among the factors that could cause actual results to differ are: our ability to obtain additional capital in the near-term to finance operations;  our ability to reduce our costs and expenses and expand our revenues; our ability to retain key personnel and employees needed to support our services and ongoing operations; our failure to retain key customers; decreasing rates of all related telecommunications services; the public’s acceptance of VoIP telephony, and the level and rate of customer acceptance of our new products and services; the competitive environment of Internet telephony and our ability to compete effectively; fluctuations in our quarterly financial results; our ability to maintain and operate our computer and communications systems without interruptions or security breaches; our ability to operate in international markets; our ability to provide quality and reliable service, which is in part dependent upon the proper functioning of equipment owned and operated by third parties; the uncertainty of future governmental regulation; the need for ongoing product and service development in an environment of rapid technological change; and other risks  referenced from time to time in our filings with the SEC and available on the Internet at http://www.sec.gov.  Except as required under the federal securities laws and the rules and regulations of the SEC, deltathree does not have any intention or obligation to update publicly any forward-looking statements after the distribution of this news release, whether as a result of new information, future events, changes in assumptions or otherwise.

Investor Relations Contact: Erik Knettel Grayling 1-646-284-9415 ir@deltathree.com	Company Contact: Ziv Zviel Chief Financial Officer and Treasurer 1-212-500-4860 ziv.zviel@deltathree.com

(Tables follow)

DELTATHREE, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
($ in thousands)

	As of	As of
	June 30, 2009	December 31, 2008
ASSETS
Current assets:
Cash and cash equivalents	$2,355	$1,788
Restricted cash and short-term investments	317	317
Accounts receivable, net	456	760
Prepaid expenses and other current assets	435	398
Inventory	36	33
Total current assets	3,599	3,296

Property and equipment, net	898	1,441
Deposits	115	117

Total assets	$4,612	$4,854

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Current portion of capital leases	$156	$148
Accounts payable and accrued expenses	1,637	1,485
Deferred revenues	715	771
Other current liabilities	1,954	1,615
Total current liabilities	4,462	4,019

Long-term liabilities:
Capital leases net of current portion	67	147
Severance pay obligations	107	140
Total long term liabilities	174	287
Total liabilities	4,636	4,306

Stockholders' equity:
Class A common stock - par value $0.001; authorized 75,000,000 shares; issued and outstanding: 32,870,105 at December 31, 2008, and 71,932,405 at June 30, 2009.	72	33
Additional paid-in capital	174,228	173,137
Accumulated deficit	(174,324)	(172,622)

Total stockholders' equity	(24)	548
Total liabilities and stockholders' equity	$4,612	$4,854

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008
Revenues	$5,253	$5,393	$10,505	$10,788

Costs and operating expenses:
Cost of revenues	4,553	4,027	8,764	7,856
Research and development expenses	117	1,065	240	2,249
Selling and marketing expenses	301	1,178	687	2,416
General and administrative expenses	1,256	427	1,977	1,205
Restructuring costs	-	585	-	957
Write-down for Go2Call intangible asset	-	475	-	475
Deferred revenue restatement	-	396	-	596
Depreciation and amortization	252	399	526	1,016

Total costs and operating expenses	6,479	8,552	12,194	16,770

Loss from operations	(1,226)	(3,159)	(1,689)	(5,982)
Capital gain	-	-	14	-
Other non-operating income	-	12	15	12
Interest (expense) income, net	(31)	(61)	(32)	(71)
Net loss before taxes	(1,257)	(3,208)	(1,692)	(6,041)
Income taxes	4	9	10	15
Net loss	$(1,261)	$(3,217)	$(1,702)	$(6,056)

Basic net loss per share	$(0.02)	$(0.10)	$(0.02)	$(0.18)

Basic weighted average number of shares outstanding	71,932,405	32,870,105	71,932,405	32,870,105

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2009	2008
Cash flows from operating activities:
Loss for the period	$(1,702)	$(6,056)

Adjustments to reconcile loss for the period
to net cash used in operating activities:
Depreciation of property and equipment	526	1,016
Amortization of intangible assets	-	475
Write-off of fixed asset	20	-
Stock based compensation	60	127
Capital gain	(14)	-
Provision for losses on accounts receivable	180	10
Change in liability for severance pay, net	(33)	(154)
Exchange rates differences on deposits , net	2	(10)
Deferred revenue adjustments	-	396

Changes in assets and liabilities:
Decrease in accounts receivable	124	111
(Increase) decrease in prepaid expenses and other current assets	(37)	53
(Increase) decrease in inventory	(3)	33
Increase (decrease) in accounts payable and accrued expenses	152	(694)
(Decrease) in deferred revenues	(56)	(33)
Increase in other current liabilities	343	609
	1,264	1,939
Net cash used in operating activities	(438)	(4,117)

Cash flows from investing activities:
Purchase of property and equipment	(49)	(241)
Proceeds from disposal of property and equipment	60	-
Decrease in short-term investments	-	2,987
Net cash provided by investing activities	11	2,746

Cash flows from financing activities:
Proceeds from Isuance of shares, net	1,070	-
Payment of capital leases	(76)	(46)
Net cash provided by (used in) financing activities	994	(46)

Increase (decrease) in cash and cash equivalents	567	(1,417)
Cash and cash equivalents at beginning of period	1,788	1,649
Cash and cash equivalents at end of period	$2,355	$232

DELTATHREE, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
(Unaudited)
($ in thousands)

	Six months ended June 30,
	2009	2008

Supplemental schedule of cash flow information:
Cash paid for:
Taxes	$10	$14

Supplemental schedule of investing and financing activities:
Acquisition of capital leases	$-	$198
Cash received from:
Proceeds from issuance of shares	1,170	-
Direct costs paid for services due to issuance of shares	(100)	-
Total proceeds	1,070	-

DELTATHREE, INC.
RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION TO GAAP
(Unaudited)
($ in thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2009	2008	2009	2008

Net loss	$(1,263)	$(3,217)	$(1,702)	$(6,056)

Write-down for Go2call intangible asset	-	475	-	475
Restatement of deferred revenue	-	396	-	596
Restructuring costs	-	585	-	957
Depreciation	252	399	526	1,016
Stock-based compensation	19	72	60	127
Interest expense, net	31	61	32	71
Taxes	4	9	10	15
Adjusted EBITDA	(957)	(1,220)	(1,074)	(2,799)

Basic adjusted EBITDA per share (in US$)	$(0.01)	$(0.04)	$(0.01)	$(0.09)

Basic weighted average number of shares outstanding	71,932,405	32,870,105	71,932,405	32,870,105

deltathree defines adjusted EBITDA as earnings before restructuring costs, restatement of the deferred revenue liability, the write-off of goodwill and non-cash intangible assets, telecom tax adjustment, non-cash stock-based compensation, interest, income taxes, depreciation and amortization.